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Exhibit 10.31

Term Sheet between
Tipperary Oil & Gas (Australia) Pty Ltd
& Santos QNT Pty Ltd

Santos Term Sheet

1.	Parties:	a)	Tipperary Oil & Gas (Australia) Pty Ltd (ABN 46 077 536 871) of Level 20, 307 Queen Street, Brisbane, Queensland (TOGA) and each of the parties listed in Schedule 1 (being the other parties to a Joint Operating Agreement dated 15 May 1992 (JOA)) (Comet Ridge Parties) who sign and become parties to this Term Sheet (each a Seller and collectively Sellers); and
		b)	Santos QNT Pty Ltd (ABN 33 083 077 196) of Level 29, 91 King William Street, Adelaide, South Australia (Buyer).
2.	Nature of the Term Sheet:	This Term Sheet, including the schedules, is intended to and constitutes a legally binding agreement between the Parties on and from execution.
3.	Comet Ridge Parties:
The Buyer acknowledges that TOGA will inform the Comet Ridge Parties of the opportunity to participate in the supply of gas to the Buyer under this Term Sheet (Offer). The Offer will be made by TOGA within 30 days of TOGA signing this Term Sheet. Each of the Comet Ridge Parties that wish to participate must advise TOGA and the Buyer in writing of its respective acceptance of the Offer, within 30 days from receipt of this Offer.

The particulars of the participating Comet Ridge Parties, including each Comet Ridge Party's sale percentage of the gas to be made available for delivery and sold to the Buyer, will be as set out in a signed Schedule 2 to be incorporated into this Term Sheet once the identities of the participating Comet Ridge Parties are known.
This Term Sheet may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.
4.	Several obligations:
The obligations of the Sellers under this Term Sheet are several and in proportion to each Comet Ridge Party's sale percentage (the Sale Percentage) as set out in Schedule 2 to this Term Sheet. This Term Sheet shall be construed as a separate agreement between each Seller and the Buyer.
5.	Warranties by Sellers	Each Seller warrants to the Buyer at the date of this Term Sheet that:
		a)	it has title to the gas to be supplied under the Term Sheet and that it will deliver the gas free of all encumbrances;
		b)	it has the legal right and power and will do all things necessary and desirable to enter into and perform its obligations under this Term Sheet; and
		c)	this Term Sheet is a valid and binding agreement on that Seller, enforceable in accordance with its terms.
6.	Buyer's Warranties:	The Buyer warrants to each Seller at the date of this Term Sheet that:

		a)	it has the legal right and power and will do all things necessary to enter into and perform its obligations under this Term Sheet, including taking delivery of the gas at the Delivery Point; and
		b)	this Term Sheet is a valid and binding agreement on the Buyer, enforceable in accordance with its terms.
7.	Confidentiality
The Parties will keep confidential all matters pertaining to this Term Sheet and any other correspondence in relation to the supply of gas under this Term Sheet (Confidential Information), and shall not disclose the same to a third party during the Supply Term of this Term Sheet without the prior written consent of each of the other Parties, except to the extent such disclosure is required by law or by any government department or any governmental or regulatory agency having jurisdiction over such Party (including any securities exchange), or in connection with any judicial, arbitral or administrative proceeding.
Notwithstanding the preceding paragraph a Party, however, shall be permitted to disclose Confidential Information to:
		a)	a related body corporate (as defined in the Corporations Act 2001 (Cth) (the Corporations Act)) of such Party; or
		b)	to a financial institution (and its professional advisers) in connection with any finance by such a Party; or
		c)	a consultant, adviser, employee, financier or contractor working for such Party or a related body corporate (as defined in the Corporations Act) of such Party; or
		c)	a proposed financier or assignee, transferee or sub-participant of a financier to a Party; or
		d)	the agent, the security trustee or a potential credit swap counterparty of a financier to a Party; or
		e)	Comet Ridge Parties and their respective employees and officers; or
f)
the South West Queensland joint venture parties being, as at the date of this Term Sheet, Santos Limited, Santos Petroleum Pty Ltd, Santos Australian Hydrocarbons Pty Ltd, Vamgas Pty Ltd, Delhi Petroleum Pty Ltd, Origin Energy Resources Limited and Origin Energy CSG Limited;
		g)	to a bona fide purchaser of share capital of a Party or any relevant part of business undertaking of such a Party; or
		h)	to bona fide potential purchasers of a holding company of a Party, provided that such persons:
(i) have a need to know the disclosing Party's Confidential Information; and
(ii) are aware that the Confidential Information must be kept confidential.

8.	Commencement Date:	1 January 2005.
9.	Completion Date:	30 September 2006.
10.	Supply Term:	From 8:00 am on the Commencement Date until 8:00 am on the Completion Date.
11.	Delivery Point:	At the discretion of the Buyer either the:-
		1.	Inlet flange at the interconnection of the Queensland Gas Pipeline (QGP) and the Wungoona LPG plant at Wallumbilla, subject to the approval of the operator of the QGP; or
		2.	Outlet flange from the QGP at Wallumbilla into the Roma Brisbane Pipeline (RBP) run 4.
At the request of the Sellers and subject to the Buyer's agreement gas may also be delivered at run 1, run 2 or run 3 of the RBP.
Buyer will be responsible for making all necessary contractual arrangements with the owners of the RBP to ensure that capacity is available to receive gas under this Term Sheet.

The Sellers are responsible for all costs associated with the delivery of gas to the Delivery Point, with the exception of any costs related to the upgrade of facilities to enable the delivery of gas to the Buyer's Wungoona LPG plant. The Buyer is responsible for all costs associated with the receipt and transportation of gas downstream of the Delivery Point.
12.	Maximum Daily Quantity (MDQ):	The MDQ is 10,000 GJ per day.

The Sellers may, by giving twenty eight (28) days notice in writing to Buyer no later than 1 August 2005, notify the Buyer that an additional tranche of gas is available and nominate a commencement date and increased MDQ for this additional tranche of gas.

The Buyer shall have 14 days from the date of receiving the Seller's notification referred to in the preceding paragraph in which to notify TOGA of its acceptance of that additional tranche of gas or a part thereof (Additional Gas) on the same terms and conditions as applying in this Term Sheet, which acceptance shall result in an increase in the MDQ hereunder. During this 14 day period, TOGA agrees that it will not offer that additional tranche of gas or a part thereof to any other entity.
If the Buyer accepts the Additional Gas during the 2005 calendar year and the MDQ has increased accordingly then;
(a)
the Buyer shall have the right, by giving notice to TOGA by no later than 1 November 2005, to reduce the MDQ under this Term Sheet for the period 1 January 2006 to 30 September 2006 inclusive back to 10,000 GJ per day; and

(b)
the Sellers shall have the right by giving notice to the Buyer, by no later than 31 December 2005, to reduce the MDQ under this Term Sheet for the period 1 July 2006 to 30 September 2006 inclusive back to 10,000 GJ per day.

If the Sellers are unable to make gas available during the Supply Term due to the operation of the balancing provisions of the Sellers' JOA then, provided reasonable notice of such inability is provided to the Buyer, TOGA may in its absolute discretion, for the period of time the Sellers are unable to make gas available, reduce the MDQ under this Term Sheet to the extent required to satisfy such balancing requirements but in no circumstances less than 7,000 GJ per day.
13.	Monthly Minimum Charge (MMC):	The MMC is ([60% × MDQ × D]-R) × CP where:
MDQ is the then prevailing MDQ in accordance with clause 12;
CP is the Contract Price applicable for that month;
D is the number of days in the relevant month; and
R is the amount of gas for that month that:
		a)	Buyer was prevented from taking by reason of Force Majeure;
		b)	Sellers failed to deliver for any reason, including Force Majeure; or
		c)	that was not accepted (or not deemed to have been accepted under clause 16) by the Buyer as it did not meet the Gas Specification.
14.	Minimum Contract Quantity (MCQ):	The MCQ is 74% of the sum of MDQ for each day of the Supply Term less any volumes of gas that:
		a)	Buyer was prevented from taking by reason of Force Majeure;
		b)	Sellers failed to deliver for any reason, including Force Majeure; or
		c)	was not accepted (or not deemed to have been accepted under clause 16) by the Buyer as it did not meet the Gas Specification.
15.	Gas Specification:	Gas supplied by the Sellers must conform to the specifications set out in the Gas (Residual Provisions) Regulation 1989 (Qld) (the Gas Specification).
16.	Off Specification Gas:
Either Party must notify the other Party as soon as reasonably practicable after becoming aware that gas does not, or is expected not to, meet the Gas Specification. Where TOGA provides the notice on behalf of the Sellers, such notice must provide details of the composition of the gas and the extent to which the Gas Specification is not met and the anticipated duration of the failure to meet the Gas Specification.
The Buyer will have the right to refuse receipt of gas not meeting the Gas Specification, and Buyer will automatically be taken to reject gas rejected by the operator of the RBP.

On each successive day, Buyer may accept or reject delivery of Off-Specification Gas at any time at its discretion prior to nominations being submitted to Sellers.
TOGA will advise Buyer as soon as practicable when the Sellers can resume delivery of gas which meets the Gas Specification.
Buyer is deemed to have agreed to take Off-Specification Gas if:
		(a)	Buyer continues to take delivery of Off-Specification Gas after advising TOGA or within a reasonable time after receiving the Sellers' notice from TOGA;
		(b)	Buyer continues to take Off-Specification Gas within a reasonable time after it becomes aware that Off-Specification Gas is being delivered but does not advise TOGA; or
(c)
Buyer continues to take Off-Specification Gas within a reasonable time after it becomes aware that Off-Specification Gas is being delivered but becomes so aware by means other than being so advised by TOGA.

If Buyer accepts delivery or is deemed to have accepted delivery of Off-Specification Gas, Buyer will be liable to pay Sellers for the quantity of Off-Specification Gas in accordance with the price as calculated under this Term Sheet as if the Off-Specification Gas was regarded as gas which complies with the Gas Specification.

Sellers will not be liable for any loss or damage suffered by Buyer caused by Buyer taking delivery of Off-Specification Gas which it has agreed to accept or is deemed to have accepted under this provision.

In the case that a description of Off-Specification Gas provided by the Sellers proves to be incorrect, Buyer may change its decision at any time as to whether or not to accept further deliveries of gas. Sellers will be liable in those circumstances for any direct loss or damage suffered by Buyer as a consequence of accepting the incorrectly described Off-Specification Gas as described and produced by the Sellers.
17.	Delivery Pressure:	The Sellers must deliver gas to the Delivery Point with an entry pressure which is the lesser of:
			a)	the entry pressure from time to time required for the delivery of gas into the RBP or the Wungoona LPG Plant at Wallumbilla, as applicable; and
			b)	8,000 kPa.
18.	Contract Price: (at the Base Date):
Price of $[***] per GJ (as at the Base Date) will apply to all gas supplied during the Supply Term of this Term Sheet. The Contract Price is to be varied in accordance with clause 24. Contract Price is exclusive of GST.
***Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under 17 C.F.R. section 240.24b-2.

19.	Take or Pay Obligation:	The Buyer must pay the MMC to the Sellers for each month during the Supply Term.

In addition to the payment of the MMC, if the total quantity of gas delivered (including Make up Gas) at the end of the Supply Term is less than the MCQ, then the Buyer will pay the Sellers the difference between the total quantity of Gas delivered and the MCQ at the then prevailing Contract Price.
20.	Failure to Supply and delivery of off-specification Gas:	Subject to the Buyer incurring costs arising from the default of any Seller, and subject to clause 0, the liability of that Seller will be limited to the least of:
		(a)	the costs directly incurred by the Buyer as a result of the default;
(b)
$[***] per GJ multiplied by the quantity of gas not delivered or the quantity of the Off-Specification Gas not accepted by the Buyer under clause 16 (and for the purpose of this clause 20, upon the termination of this Term Sheet under clause 33, any undelivered Make-up Gas not delivered at the date of termination will be counted in the quantity of gas not delivered to the extent it would have been delivered if this Term Sheet had not been terminated); or
(c)
the difference between the reasonable costs and expenses directly incurred by the Buyer in obtaining delivery of alternative supplies of gas, and the amount that would have been paid to the Sellers under this Term Sheet if that alternative supply of gas had been made available for delivery by the Sellers under this Term Sheet
21.	Limitation of Liability:	Notwithstanding any other provision:
(a)
no Party will be liable to any other Party for any loss of use, revenue or profit or for any special, indirect, incidental, consequential or punitive damages of any kind, arising from any breach of an obligation under this Term Sheet or any duty owed by a Party arising out of the respective obligations of the Parties under this Term Sheet; and
(b)
Sellers will not be liable for any costs or damages incurred by the Buyer for the period of time the Sellers are unable to make more than 7,000 GJ per day of gas available due to the operation of the balancing provisions of the JOA.. However, the parties agree that the Sellers remain liable, in accordance with clauses 20 and 21 of this Term Sheet, in respect of the quantity of gas below 7,000 GJ per day which the Sellers fail to deliver in accordance with the nomination.
*** Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under 17 C.F.R. section 240.24b-2.

22.	Force Majeure:
Force Majeure means any event or circumstance not within the reasonable control of a Party and which by the exercise of due diligence, that Party is not reasonably able to prevent or overcome, including without limiting the generality of the nature of those events or circumstances:
		i)	acts of God, including without limitation, earthquakes, floods, washouts, landslides, lightning, storms and extreme weather conditions;
		ii)	strikes, lockouts, bans, slowdowns or other industrial disturbances;
		iii)	acts of enemy, terrorist acts, wars, blockades or insurrections, riots and civil disturbances, arrest and restraint of rulers and peoples, terrorism;
		iv)	fire or explosion, including radioactive and toxic explosions;
		v)	any order, direction, or requirement under laws relating to Aboriginal cultural heritage or native title;
		vi)	epidemic or quarantine;
vii)
order of any court or tribunal or the order, act, or omission or failure to act of any government or governmental authority having jurisdiction, failure to obtain any necessary governmental consent or approval;
viii)
equipment breakdown, accident, breakages or accidents to machinery or pipelines or plant (including pipelines used to transport the gas), freezing of wells or pipelines, the necessity for making repairs and/or alterations in machinery or pipelines (other than routine maintenance for which notice has not been given);
ix)
force majeure under any gas transportation agreement which the Buyer or any of the Buyer's related bodies corporate is using or will use to transport gas that is delivered under this Term Sheet, including but not limited to the RBP Firm Gas Transportation Agreement and the BMIP Firm Gas Transportation Agreement;
		x)	force majeure under any gas transportation agreement which the Sellers or any of the Sellers' related bodies corporate are using or will use to transport gas to the Delivery Point;
xi)
force majeure under any of the gas swap agreements of the Buyer or of the Buyer's related bodies corporate which are used to swap gas delivered under this Term Sheet at either the Ballera or the Moomba processing plants; and
		xii)	force majeure resulting from a force majeure event in respect of any customer of the Buyer or of the Buyer's related bodies corporate in South East Queensland.

Notwithstanding the above, the following matters will not constitute Force Majeure by any Party:
			i)	lack of finances; or
			ii)	lack of funds.
Effect of Force Majeure
To the extent the occurrence of an event of Force Majeure:
		(a)	was beyond the reasonable control of a Party;
		(b)	could not be avoided by the exercise of due diligence by that Party; and
		(c)	prevented a Party from performing any obligations under this Term Sheet, then the affected Party is relieved of those obligations under this Term Sheet.

The time for carrying out the relevant obligation is extended by the period during which the event of Force Majeure subsists, except that Force Majeure will not operate to extend the Supply Term nor will Force Majeure relieve a Party of the obligation to make payment due under this Term Sheet. A Party must notify the other Parties as soon as practicable after it becomes aware of the existence of any event of Force Majeure affecting, or likely to affect, its performance under this Term Sheet.

If a Party has invoked the provisions of this clause and the same event of Force Majeure prevents or inhibits the performance of any obligation or condition required to be performed under this Term Sheet for a period of 6 months or more, then any Party not claiming to be prevented from performance by Force Majeure may terminate this Term Sheet immediately by giving written notice to the other Parties.

If the Buyer has invoked the provisions of this clause (whether for the same event or a series of events of Force Majeure) for twenty (20) days or more in any three (3) month period, then the Sellers may terminate this Term Sheet immediately by giving written notice to the Buyer.

If the Sellers or any of them have invoked the provisions of this clause (whether for the same event or a series of events of Force Majeure) for thirty (30) days or more in any three (3) month period, then the Buyer may terminate this Term Sheet immediately by giving written notice to TOGA.
23.	Notices:
Each Seller confirms that TOGA has been appointed (among other things) to give and receive notices on behalf of the Sellers as may be required or considered desirable under the terms of this Term Sheet.
Each Seller indemnifies TOGA against all loss, damage, liability, cost and expense incurred or suffered by TOGA in the course of carrying out its duties under this Term Sheet.

The Buyer acknowledges the appointment of TOGA and the Parties agree that any notice under this Term Sheet given by the Buyer to TOGA pursuant to the terms of this Term Sheet, or given by TOGA to the Buyer pursuant to the terms of this Term Sheet, shall be deemed to have been validly and effectually given to or by (as the case may be) all of the Sellers for all purposes of this Term Sheet.

Any notice under this Term Sheet given by TOGA to the Buyer shall be binding on the Sellers as to its contents and the Buyer shall be entitled to rely absolutely on the accuracy of the contents of any such notice.
		Seller:	Gas Marketing Manager
Level 20, 307 Queen Street Brisbane, Qld 4000 Tel +61 7 3002 4300 Fax +61 7 3229 5772
		Buyer:	Manager Commercial Level 29, Santos House 91 King William Street Adelaide, SA, 5000 Tel +61 8 8224 7098 Fax +61 8 8224 7578
Notifications shall be delivered by hand, pre-paid mail or transmitted by facsimile.
24.	CPI:	The Contract Price will be escalated on 1 January 2006 in accordance with the following formula:
CPn = [CPo] * (1 + [***] * ((CPIn - CPIo)/CPIo))
where:
CPo = [***]/GJ;
CPIo means the CPI for the quarter ending 30 September 2004 (which is 145.4 on the basis of the index being 100 in 1989/90); and
CPIn means the CPI for the quarter ending 30 September 2005.
Consumer Price Index definition

The Consumer Price Index will be the weighted average of 8 capital cities, All Groups Index for the previous Contract Year as determined by the Australian Bureau of Statistics, and as adjusted to exclude impact of one off events such as introduction of new tax, impost or change in GST.
***Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under 17 C.F.R. section 240.24b-2.

25.	Payment Terms:
Invoices will be provided by TOGA on behalf of the Sellers within ten (10) business days of the end of the month. Payment will be made within fourteen (14) days of receipt of an invoice or 20th day of the following month, whichever is later.
Invoices and supporting material will be in a form:
		a)	so as to be a tax invoice complying with the GST legislation; and
		b)	as reasonably requested by Buyer.
Where there is a dispute over payment, any amount not in dispute will be payable but payment of a disputed amount is not required until the dispute has been resolved in accordance with clause 34.
Errors
A period of 12 months will be allowed for rectification of any billing errors with payment to be made within 21 calendar days of the error being identified.
If Parties are unable to agree on a billing error, the dispute resolution clauses set out in clause 34 will apply.
26.	Reconciliation	Monthly reconciliation statement
TOGA will, if required, provide a monthly reconciliation statement showing:
		(a)	total quantity of gas delivered to Buyer; and
		(b)	quantity of Make up Gas delivered (if any).
(The monthly reconciliation statement may be combined with the monthly invoice or issued as separate statements.)
TOGA must, on behalf of the Sellers, provide a variation letter detailing any changes which have occurred to any of the components of the Contract Price within 30 calendar days of that variation.
As soon as possible after the Completion Date TOGA will on behalf of the Sellers, provide the Buyer with a reconciliation statement showing:
		(a)	total quantity of Gas delivered to Buyer hereunder;
		(b)	quantity of Make up Gas delivered (if any);
		(c)	MCQ for the Supply Term; and
		(d)	the difference between the total quantity of gas delivered hereunder and MCQ (being the payment required by clause 14).
27.	Nominations	Nominations will be made by Buyer on the following basis:
		a)	At least 10 calendar days before end of each month, Buyer will provide its best estimate, on a non-binding basis, of its forecast requirements for gas for each month of the following six months.
		b)	At least 10 calendar days before end of each month, Buyer will provide its best estimate, on a non-binding basis, of its forecast requirements for gas for each day of the following month.

		c)	On each Friday, before 10 am, the Buyer will, by notice to TOGA nominate its requirements for the next 7 calendar days.
d)
On each day, before 10 am, the Buyer may, by notice to TOGA, nominate its requirements for the following day, and the Sellers must make gas available at the Delivery Point to meet the Buyer's requirements in accordance with the provisions set out in this Term Sheet.
		e)	If the Buyer fails to make a nomination in accordance with paragraph (c), it will be deemed to have nominated the amount for that day provided by it in accordance with paragraph (b).
The Buyer has the right to nominate a quantity of gas for delivery on any day up to the MDQ.
28.	Sellers' Permitted Interruptions:	Obligations of Sellers
Subject to Sellers' obligations under any applicable gas code, if there is an interruption to the delivery of gas for any reason, then Sellers must:
		•	provide as much notice as reasonably possible under the circumstances;
		•	keep Buyer informed as to the circumstances and the quantity of gas to be delivered to Buyer; and
		•	act in good faith towards Buyer.
Permitted interruptions
Buyer shall permit the interruption of supply by the Sellers on the following basis:
		a)	to allow for statutory inspections;
		b)	to enable the connection of new or replacement equipment for the production and processing of gas;
		c)	planned maintenance;
		d)	to comply with any applicable laws or regulations or orders of the regulatory authorities other than as referred to in paragraph (a);
e)
in the case of emergency, or where in the reasonable opinion of the Sellers there is a threat to safety or operational integrity in any relevant gas production system or the relevant pipeline for the period and to the extent required by the abatement of that emergency or threat (provided that the Sellers, or any of them, were not capable of preventing the interruption and that such interruption is not as a result of a Seller's act, omission or breach of this Term Sheet);

f)
in the event that if the Sellers were to continue to deliver gas it would result in the Sellers breaching the maximum pressure referred to in clause 17 (provided that the Sellers, or any of them, were not capable of preventing the interruption and that such interruption is not as a result of a Seller's act, omission or breach of this Term Sheet);
		g)	to allow for the planned upgrade to the facilities at the Fairview Compressor Site No. 1 in early 2005; or
		h)	in the event of an interruption or curtailment of the transportation of gas from Fairview to Wallumbilla by the operator of the QGP for any reason.

The interruptions referred to in paragraphs (b) to (c) above shall occur on no more than 10 calendar days in any 12 month period and for a maximum of 12 hours in any one continuous period of interruption. The interruption referred to in paragraph (g) shall occur in one continuous period for no more than five (5) calendar days.
The Sellers will use all reasonable endeavours to ensure that all Permitted Interruptions are limited to the extent reasonably practicable.
29.	Make up Gas:	(a)
Where Buyer has paid for, but not taken delivery of, gas under Take or Pay provisions of this Term Sheet, on the expiry or termination of this Term Sheet, Buyer may subject to available capacity and to clause 29 (b) below, take that gas (Make up Gas) at a rate of no more than 100% of the MDQ, for a maximum period of twelve months following the expiry or termination date, as extended for any periods that Make up Gas has not been made available for delivery following Buyer's nomination (Make up Period).
		(b)	Sellers will be under no obligation to install additional equipment or drill any additional wells to make Make up Gas available for delivery to the Buyer.

Any obligations in relation to remaining Make up Gas not delivered at the end of the Make up Period will be credited to the Buyer by the Sellers paying to the Buyer an amount equivalent to the value of that volume of gas at 50% of the price prevailing under this Term Sheet as at the Completion Date.
30.	Uniform delivery and receipt:	Both Sellers and Buyer will work to ensure that gas is delivered at uniform rates, as far as the Buyer's production needs reasonably allow.
31.	Imposts:	a)
Subject to paragraphs (b) and (c), the Sellers will be responsible for all Imposts (as hereinafter defined) imposed by law in relation to the costs of extraction, production and delivery of gas to be delivered under this Term Sheet, up to the point of delivery of the gas.

b)
If, as a result of any new or varied Imposts, that may be imposed by law after the date of this Term Sheet, the costs of extraction, production and delivery of gas to be delivered under this Term Sheet are increased or decreased, the cost increase or cost decrease will be:
i)
in the case of a cost decrease, shown as a separate adjustment item on the Sellers' invoices to the Buyer and will be deducted from the amount otherwise payable by the Buyer to the Sellers pursuant to this Term Sheet; or
			ii)	in the case of a cost increase, paid by the Buyer to the Sellers and will be invoiced separately by TOGA to any other amounts payable by the Buyer to the Sellers under this Term Sheet.
c)
Any new or varied Imposts or other charges arising out of or attributable to carbon production, greenhouse gas emissions or other environmental taxes that may be introduced by Local, State or Federal Government relating to the supply of gas by the Sellers to the Buyer will be passed through to the Buyer in addition to the gas prices specified herein.

Impost means any tax, duty, excise, levy, rate, royalty, cost which is imposed by law on or in respect of or in relation to the acquisition, storage, recovery, production, transportation, processing, supply or sale of gas, but does not include any tax, duty, excise, levy, rate, royalty, cost, or charge imposed in respect of:
		(a)	employees (such as payroll tax) or benefits provided to employees (such as fringe benefits tax or superannuation levies);
(b)
transactions or documents which do not directly relate to the acquisition, storage, recovery, production, transportation, processing, supply or sale of gas (such as stamp duty on documents or transactions or insurance taxes);
		(c)	any funding or financing arrangements (such as withholding tax);
		(d)	bank account imposts (such as debits tax or financial institutions duty);
		(e)	any GST already recoverable under clause 32 or which relates to paragraphs (a) to (c) above.
32.	GST:
The gas prices stated in this Term Sheet are exclusive of GST. If GST is levied in respect of any supply made pursuant to this Term Sheet, the Party receiving the supply must pay an additional amount (the GST component) equal to the value of the GST exclusive consideration payable or to be provided for the supply multiplied by the rate at which GST is levied. The GST component is payable at the same time as the Party receiving the supply is required to pay or provide the GST exclusive consideration for the supply, subject to receipt of a Tax Invoice.

If the amount of GST recovered by the supplier from the recipient differs from the amount of GST payable at law by the supplier (or an entity grouped with the supplier for GST purposes) in respect of the supply, the amount of the difference must be paid by, or refunded to the recipient, as the case may be.

If one Party (payer) is required to indemnify or reimburse another Party (payee) for any cost, loss or expense incurred by the payee, the required payment does not include any part of such cost, loss or expense that the payee (or an entity grouped with the payee for GST purposes) is entitled to claim as an Input Tax Credit.
GST, Input Tax Credit and Tax Invoice have the same meanings as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
33.	Material Default:	A Seller commits an event of default (Default) when:
		(a)	it fails to perform any material obligation to be performed by it under this Term Sheet and it is not otherwise excused from performance by the terms of this Term Sheet;
		(b)	it fails to pay to Buyer any amount not in dispute when due under this Term Sheet; or
		(c)	an Insolvency Event (as hereinafter defined) occurs in respect of that Seller.
The Buyer commits an event of default (also a Default) when:
		(a)	it does not make payment of moneys (including interest)when due and payable by it under this Term Sheet and not in dispute;
		(b)	it fails to perform any material obligation to be performed by it under this Term Sheet and it is not otherwise excused from performance by the terms of this Term Sheet; or
		(c)	an Insolvency Event occurs in respect of Buyer.

For Defaults, other than an Insolvency Event, the non-defaulting Party may, upon becoming aware of a Default of the other Party (the defaulting Party), serve written notice on the defaulting Party to rectify the default (the original default notice).
The rectification period for the Default is thirty (30) calendar days from the original default notice. The rectification period does not apply where the Default is an Insolvency Event.

If a Seller fails to remedy its Default in the relevant cure period, or if an Insolvency Event occurs in relation to that Seller, Buyer may at its discretion take any one or more of the following actions:
		•	suspend receipt of gas;
		•	terminate this Term Sheet, effective immediately; or
		•	subject to clause 0 (limitation of liability), commence legal proceedings against that Seller.

If Buyer fails to remedy a Default in the relevant rectification period or if an Insolvency Event occurs in relation to Buyer, the Sellers may at their discretion take any one or more of the following actions:
•	subject to clause 0 (limitation of liability), commence legal proceedings against the Buyer; or
•	where the default is Buyer's failure to make any undisputed due payment, Sellers may suspend delivery of the gas; or
•	terminate this Term Sheet effective immediately.
Termination of this Term Sheet will be without prejudice to the other rights of the non-defaulting Party.

Where the default is constituted by a failure to make gas available for delivery, the Parties agree that such default shall be remedied by the resumption in the delivery of gas within the periods provided for in the default notice, although this resumption in no way reduces Sellers' liability for the default.
For the purposes of this clause an Insolvency Event occurs in relation to a Party if:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or
(b)
it has had a Controller (as defined by the Corporations Act) appointed or is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver appointed to any part of its property; or
(c)
it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other Parties to this agreement); or
(d)
an application or order has been made, resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or
(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or
(f)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another Party to this agreement reasonably deduces it is so subject); or
(g)	it is otherwise unable to pay its debts when they fall due; or
(h)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

34.	Disputes:
If any dispute arises in connection with this Term Sheet it must be referred to the nominated contacts for each Party set out in clause 23 who must meet to determine whether or not the dispute can be resolved by agreement. Unless they are able to resolve the dispute within 30 calendar days, the dispute must be referred to the chief executives (or their designates) of each Party who must meet to determine whether or not the dispute can be resolved by agreement.

If the Parties are not able to resolve the dispute within 30 calendar days then, in the case of a Technical Dispute or Financial Dispute, the Parties may agree to (but are not obliged to) refer the dispute to an Expert pursuant to the terms of engagement below.

Technical Dispute means a dispute relating to matters solely of a technical nature which arises from Permitted Interruptions, Nominations, Off Specification Gas, Measurement or any other dispute of a technical nature which the Parties think should be determined by an Expert.
A Financial Dispute means a matter involving financial calculations which is capable of determination by audit or reference to accounting principles.
Expert

The Expert must be an independent person qualified by education, experience and training to determine the matter in dispute and selected by the Parties or, failing agreement on the selection of the Expert:
(a)
a Technical Expert must be a member of the Institute of Engineers of Australia and have at least 10 years' experience in the technical field and be selected by the President of the Institute of Engineers of Australia; and
(b) a Financial Expert must be a chartered accountant and have at least 10 years' experience in the field and be selected by the President of the Institute of Chartered Accountants.

Each Party may make written submissions to the Expert and be legally represented at any hearing before the Expert and will make available such materials as may be requested by the Expert. The Expert has a discretion as to procedure.

The Expert will make a determination on the issue in dispute and any adjustments between the Parties within 30 calendar days after the date of appointment, unless the Parties otherwise agree. The Expert's determination will be final and binding on the Parties.
The Parties will bear their own costs in resolving disputes and Buyer and Sellers will bear one half of the Expert's costs respectively.
Each Party must continue to perform their obligations under this Term Sheet despite the existence of the dispute.
35.	Assignment:	The Buyer may not assign its rights or obligations under this Term Sheet unless such assignment is:

		a)	to a person, corporation or entity who is technically and financially capable of performing the Buyer's obligations under this Term Sheet to the reasonable satisfaction of the Seller; or
		(b)	to a related body corporate (as defined in the Corporations Act) of the Buyer.
No Seller may assign its rights or obligations in this Term Sheet unless such assignment is:
a)
to a person, corporation or entity who is technically and financially capable of performing that Seller's obligations under this Term Sheet to the reasonable satisfaction of the Buyer and has access to gas in quantities and specification as required under this Term Sheet; or
		b)	to a related body corporate (as defined in the Corporations Act) of that Seller or;
		c)	to a Comet Ridge Party in accordance with clause 3 of this Term Sheet.

Buyer consents to any Seller mortgaging, charging or creating a security interest over the whole or any of its rights or obligations under this Term Sheet, subject to that Seller retaining the right to grant unencumbered title to gas to the Buyer. Further, if requested by a Seller, the Buyer agrees to enter into a tripartite agreement with a recognised financial institution(s) on such terms as are mutually satisfactory to the Parties. That Seller will indemnify the Buyer against its reasonable legal costs of any such tripartite agreement.
36.	Costs:	Each Party will bear its own costs in relation to the negotiation and execution of this Term Sheet.
37.	Implied Terms Excluded:
To the greatest extent permitted by law, the Parties agree that all terms and conditions, which would, but for the operation of this clause, have been deemed to be implied in this Term Sheet by any statute or law, are excluded.
38.	Governing Law:
This Term Sheet will be governed by the laws of the State of Queensland, Australia. The Parties submit irrevocably to the non-exclusive jurisdiction of the courts of the State of Queensland. The Parties waive any objection they might have to claim any action in these courts has been brought in an inconvenient forum or to those courts not having jurisdiction.
39.	Title and Risk:	Title to, possession of and risk in the gas transfers from the Sellers to the Buyer at the Delivery Point.
40.	Measurement:
The measuring equipment at the Delivery Point will comply in all respects with the technical requirements for such equipment as published from time to time by the owner of the metering facilities at Wallumbilla which requirements shall nevertheless be in accordance with good pipeline industry practice for this type of equipment and conform to appropriate Australian and internationally recognised standards and codes.

The parties acknowledge that where the Delivery Point is:-
		(a)	any of run 1, run 2 or run 4 of the RBP, the owners of the RBP shall be responsible for the measurement of gas at the Delivery Point;
		(b)	run 3 of the RBP, the owners of the Ballera to Wallumbilla Pipeline shall be responsible for the measurement of gas at the Delivery Point; and
		(c)	the inlet flange at the interconnection of the QGP and the Wungoona LPG plant at Wallumbilla, the Buyers shall be responsible for measurement of gas at the Delivery Point.
41.	Counterparts:
This Term Sheet may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument. This Term Sheet may be executed by facsimile copy of the entire document or by affixing a facsimile copy of the execution page duly signed to a proper copy of the balance of the document.
42.	Time:	References in this Term Sheet to time are references to Australian Eastern Standard Time.

Dated this 30th day of December 2004

Executed by TIPPERARY OIL & GAS
(AUSTRALIA) PTY LIMITED
ABN 46 077 536 871

/s/ NEAL J. AMBROSE Director Signature	/s/ RICHARD A. BARBER Director/Secretary Signature
Neal J. Ambrose Print Name	Richard A. Barber Print Name

Signed for and on behalf of SANTOS QNT
PTY LTD ABN 33 083 077 196 by its duly
appointed Attorney in the presence of:

/s/ AMELIA ELLEN SANDERSON Witness	/s/ CRAIG LANGFORD Attorney Craig Langford
Corporate Lawyer Position Held
Amelia Ellen Sanderson Name of Witness (BLOCK LETTERS)

Schedule 1

Comet Ridge Parties	Ownership Percentage
Tipperary Oil & Gas (Australia) Pty Ltd ABN 46 077 536 871	61.90625000%
Craig, Ltd.	2.34375000%
Wilbanks Pecos County	0.31250000%
Origin Energy (CSG) Limited	4.47656250%
Oil Company of Australia (Moura) Pty Ltd	2.34375000%
Tipperary Corporation	2.92968750%
Tipperary CSG Inc	4.68750000%
Tipperary Queensland Inc	2.14062500%
Origin Energy Resources Limited	0.10525000%
OCA (CSG) Pty Limited	17.00412500%
Estate of W.D. Kennedy	1.75000000%
100.00000000%

Schedule 2

Sellers (other than TOGA)

Name	ABN	Address	Sale %
Craig, Ltd.

Executed by Craig Ltd

Director Signature	Director/Secretary Signature
Print Name	Print Name
Wilbanks Pecos County

Executed by Wilbanks Pecos County

Director Signature	Director/Secretary Signature
Print Name	Print Name
Origin Energy (CSG) Limited

Executed by Origin Energy(CSG) Ltd

Director Signature	Director/Secretary Signature
Print Name	Print Name
Oil Company of Australia (Moura) Pty Ltd

Executed by Oil Company of Australia (Moura) Pty Ltd

Director Signature	Director/Secretary Signature
Print Name	Print Name

Tipperary Corporation

Executed by Tipperary Corporation

Director Signature	Director/Secretary Signature
Print Name	Print Name
Tipperary CSG Inc

Executed by Tipperary CSG Inc.

Director Signature	Director/Secretary Signature
Print Name	Print Name
Tipperary Queensland Inc

Executed by Tipperary Queensland Inc

Director Signature	Director/Secretary Signature
Print Name	Print Name
Origin Energy Resources Limited

Executed by Origin Energy Resources Ltd

Director Signature	Director/Secretary Signature
Print Name	Print Name
OCA (CSG) Pty Limited

Executed by OCA (CSG) Pty Ltd

Director Signature	Director/Secretary Signature
Print Name	Print Name

Estate of W.D. Kennedy

Executed on behalf of the Estate of WD Kennedy

Director Signature	Director/Secretary Signature
Print Name	Print Name

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  Exhibit 10.31